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                                                                    EXHIBIT 10.5

              AGREEMENT NO. STWA-TEST-CONTRACT, MODIFICATION NO. 1

                                     BETWEEN

                                RAND CORPORATION

                                       AND

                            SAVE THE WORLD AIR, INC.

                                       FOR

                  DEVICE FOR SAVING FUEL AND REDUCING EMISSIONS



This Contract Modification is entered into as of the 21st day of August 2003.

The following Articles are revised as shown below:


9. SUBCONTRACTS
To perform the work called for under this Agreement, RAND reserves the right, in its sole discretion, to subcontract such work to third parties selected by RAND based on quality and price. Funding for subcontracted work is not included in the price of this contract as stated in section 11. RAND will provide summary information to Save the World Air, Inc regarding any potential subcontractor. The contract will then be amended to add the necessary funding and payment terms. RAND will not enter into any subcontract relationship prior to receiving payment(s) from Save the World Air, Inc. sufficient to cover the subcontract obligation.

Awarded Subcontracts:
  Task 4: Additional Engine Testing (Testing Phase 111) - $75,000 to ATDS

11. PAYMENT SCHEDULE:
Payment by Save the World Air, Inc. to RAND for the work supported by this Agreement will be paid in accordance with the following payment schedule. If the timeline specified below changes due to, among other things, availability of information, availability of testing facilities and length of time for completion, RAND and Save the World Air, Inc. shall discuss such changes and mutually agree on a revised timeline The parties anticipate that the Funding as stated will cover all of RAND'S expenses and fees incurred in the performance of the work, provided, however, that if RAND notifies Save the World Air, Inc.
that its expenses and fees may be in excess of the stated Funding, RAND shall not be obligated to incur any expenses or fees in excess of the Funding, and the parties shall endeavor in good faith to renegotiate the amount of available Funding. Any
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modifications to costs and fees outlined below shall require A written instrument, signed by both parties to this Agreement. All references to "Tasks" or "Task" below refer to, and are qualified in their entirety by, the descriptions on Attachment A hereto. Total cost for RAND'S work on the contract, inclusive of subcontract costs, is $300,000 to be allocated as follows:


1. $25,000 upon signing of agreement by both parties

2. Beginning May 1, 2003, $25,000 per month for eight (8) months upon presentation of monthly invoices.

3. 30 days past execution of Modification 1, pay $75,000.



ACCEPTED FOR:

RAND Corporation                             Save the World Air, Inc.


Name Signed: /s/ Joanne B. Shelby            Name Signed: /s/ Eugene E. Eichler
             --------------------                         ---------------------
Name Typed:  Joanne B. Shelby                Name Typed:
             ----------------                             ---------------------
Title:       Director, Contracts & Grants    Title:
             ----------------------------                 ----------------------
Date:        8/21/03                         Date:        9/18/03
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